SECOND MODIFICATION TO LOAN AND SECURITY AGREEMENT

AND

LOAN DOCUMENTS

This Second Modification to Loan and Security Agreement and Loan Documents (this Modification) is entered into by and between APPLIED UV, INC., a Delaware corporation (Applied), STERILUMEN, INC., a New York corporation (Sterilumen), and MUNN WORKS, LLC, a New York limited liability company (Munn Works; together with Applied and Sterilumen, individually and collectively, Borrower), and PINNACLE BANK, a California corporation (Lender), as of this 26th day of December, 2022 at San Jose, California.

RECITALS

A.  Lender and Borrower have entered into a Loan and Security Agreement dated as of December 9, 2022, as modified from time to time pursuant to one or more Modifications to Loan and Security Agreement (collectively, the Loan Agreement). Initially capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

B.  Borrower has requested, and Lender (subject to fulfillment of the Conditions Precedent set forth below) has agreed, to modify the Loan Agreement and Loan Documents as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1.  Incorporation by Reference. The Loan Agreement and the above Recitals are incorporated herein by this reference.

2.  Effective Date. The terms of this Modification shall become effective upon fulfillment of the Conditions Precedent set forth below as required by Lender.

3.  Modifications to Loan Agreement.

(a)  Section 1.1 of the Loan Agreement is amended to add the following new definition of Permitted Acquisition in alphabetical order:

Permitted Acquisition means a purchase by Borrower of assets located in the United States constituting a business, business division or product line of another entity or person (Acquired Assets) or a purchase by Borrower of all of the equity interests of another entity organized, and having its chief executive office, in the United States (Acquired Entity) that meets all of the following additional conditions (or is otherwise approved in advance in writing by Lender): (i) no Event of Default shall exist on the date of any acquisition or result from the consummation of such acquisition, (ii) as applicable, the Acquired Assets shall generally involve the same line of business as Borrower, or the Acquired Entity shall be in the same general line of business as Borrower, (iii) Lender shall be granted, and obtain, a first priority perfected security interest in all Acquired Assets, and in all assets of the Acquired Entity, as applicable, (iv) in the case of an Acquired Entity (or in the case of an entity that is not a Borrower or Guarantor that will hold the Acquired Assets), such entity shall become a Borrower or a secured Guarantor of the Obligations, as required by Lender, and such entity shall execute such documentation required Lender (in form and substance satisfactory to Lender) in order to become a Borrower or a secured Guarantor of the Obligations, (v) the Acquired Assets or the Acquired Entity, as applicable, (unless otherwise approved in advance in writing by Lender) shall not have any indebtedness, liens or other obligations associated therewith that are prohibited by Section 7 this Agreement and no such prohibited indebtedness, liens or other obligations will arise now or in the future as a result of such proposed acquisition, (vi) any such Permitted Acquisition shall be funded by (1) cash raised by Borrower from investors, provided, that no such transaction with investors shall result in an Event of Default, (2) the incurrence of indebtedness in form and amount acceptable to Lender, and subject to a debt and/or lien subordination agreement, as applicable, in form and substance acceptable to Lender, and/or (3) by the use of Advances under this Agreement so long as after giving to such Advances Borrower shall have excess availability for Advances under Section 2.1 of the Agreement of at least $100,000.00, and so long as no Event of Default then exists or will result from the making of any such Advances, (vii) Borrower shall have provided notice to Lender in writing no later than thirty (30) days prior to the closing of any proposed acquisition (which period shall be ten (10) days in the case of the pending acquisitions of PURO Lighting, LLC and LED Supply Co. LLC) describing in detail (1) the identity of the seller and the assets or equity interests proposed to be acquired, (2) the purchase price and all other consideration to be paid including consideration in the form of liabilities to be assumed by Borrower in connection with such proposed acquisition, (3) the payment terms relative to such proposed acquisition, and (4) the approximate closing date of such proposed acquisition, and (viii) the definitive final purchase agreement and related documents shall be reasonably satisfactory in form and content to Lender, which determination shall not be unreasonably withheld. Concurrently with the delivery of such notice and continuing until the closing of such proposed acquisition, Borrower shall deliver to Lender current drafts of the purchase agreement and all other documentation relative to such proposed acquisition and Borrower shall make available to Lender all financial, legal and other due diligence materials received or reviewed by Borrower in connection with such proposed acquisition. Without limiting any requirements for Advances set forth in this Agreement, as a condition for Advances against the value of any assets acquired pursuant to a Permitted Acquisition, Lender, among other things, shall have completed satisfactory collateral due diligence with respect thereto, including such audits and review of books and records as Lender may require, and Lender shall have obtained the requisite credit approvals relating to same.

(b)  The first sentence of Section 7.1 of the Loan Agreement through the first semi-colon of such Section is hereby amended and restated in its entirety to read as follows, with the remainder of such Section to remain unchanged and in full force and effect:

Except for a Permitted Acquisition, enter into any transaction not in the ordinary and usual course of its business as conducted on the date hereof (excepting a Permitted Acquisition), including but not limited to the sale, lease, disposal, movement, relocation or transfer, whether by sale or otherwise, of any of its assets other than sales of Inventory in the ordinary and usual course of its business as presently conducted;

(c)  Section 7.3 of the Loan Agreement is amended and restated in its entirety to read as follows:

7.3 Merge, Acquire. Merge, acquire (except for a Permitted Acquisition), or consolidate with or into any other business organization.

(d)  Section 7.5 of the Loan Agreement is amended and restated in its entirety to read as follows:

7.5  Restructure. Make any change in its financial structure or (except for a Permitted Acquisition) business operations.

(e)  Section 7.12 of the Loan Agreement and is amended and restated in its entirety to read as follows:

7.12 Distributions. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire, any of its capital stock, of any class, whether now or hereafter outstanding, provided, however, that Borrower will be permitted to declare and pay dividends (in cash or in stock) on its capital stock, of any class, so long as (a) no Event of Defaults exists at the time of, or will result from, the payment of any such dividends, and (b) Borrower is in compliance with the minimum Cash Requirement set forth in Section 6.14 of the Agreement at the time of, and after giving effect to, the payment of any such dividends.

4.  Modifications to Loan Documents. With respect to all Loan Documents entered into concurrently with the Loan Agreement, such documents are amended to fix the dates thereof to December 9, 2022, with the remainder of such Loan Documents to remain unchanged and in full force and effect.

5.  Conditions Precedent. The effectiveness of this Modification is conditioned upon fulfillment of the following conditions precedent as required by Lender, with any unfulfilled conditions precedent (unless waived by Lender) to become conditions subsequent to be immediately satisfied:

(a)  Borrower shall have executed and delivered to Lender a copy of this Modification;

(b)  The delivery, execution, resolution and/or completion (as applicable), to Lender's satisfaction, of all other documents, matters or acts required by Lender in connection with this Modification including, without limitation:

(i) N/A; and

(c)  Borrower shall have paid Lender’s attorneys’ fees and costs incurred in connection with the preparation and negotiation of this Modification and related documents, which fees and costs (at Lender’s option) may be charged as Advances under the Loan Agreement and added to the Obligations regardless of whether an Overadvance will result.

6.  Releases. In consideration of Lender’s agreement to enter into this Modification, Borrower and the undersigned guarantors (if any) each release Lender and its respective agents, employees, officers, directors, attorneys, representatives, insurers, and successors and assigns (individually and collectively, the Released Parties), from any and all claims, whether or not such claims are known, unknown or suspected to exist, and causes of action which have been sustained or may be sustained, relating in any way to the lending relationship between Lender, on the one hand, and Borrower and/or such guarantors (if any), on the other hand (individually and collectively, the Released Matters). Borrower and the undersigned guarantors (if any) each covenant and agree that neither they nor their agents, employees or successors and assigns will hereafter commence, maintain or prosecute any action at law or otherwise, or assert any claim against the Released Parties, for damages or loss of any kind or amount arising out of the subject matter of the Released Matters. It is the intention of each of Borrower and the undersigned guarantors (if any) that this release shall be effective in full and final accord and satisfaction and release of and from all Released Matters. Borrower and the undersigned guarantors (if any) each hereby waive any and all rights which they have or may have against the Released Parties under the provisions of Section 1542 of the California Civil Code (or other applicable law) as now worded and hereafter amended, which section presently read as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

7.  Reaffirmations. Borrower hereby ratifies, reaffirms, and remakes as of the date hereof each and every representation and warranty contained in the Loan Agreement (as amended by this Modification) and in any document incident thereto or connected therewith.

8.  Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Loan Agreement remain in full force and effect.

9.  No Waiver of Events of Default. As of the date hereof, Lender may have been unable to ascertain the existence of any events of default under the Loan Agreement, and Lender’s failure to refer herein to any existing event of default shall not be deemed a waiver of any such existing event of default.

10.  Counterparts. This Modification may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single original.

11.  Electronic Signature. This Modification, or a signature page thereto intended to be attached to a copy of this Agreement, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “.pdf” file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the person who executed the facsimile, telecopy of other electronic document. No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Modification.

12.  Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereof must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this Second Modification to Loan and Security Agreement and Loan Documents as of the date first set forth above.

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APPLIED UV, INC.,

a Delaware corporation

By:_____________________________________

Name: Max Munn

Title: President

STERILUMEN, INC.,

a New York corporation

By:_____________________________________

Name: Max Munn

Title: President

MUNN WORKS, LLC,

a New York limited liability company

By: Applied UV, Inc.

A Delaware corporation

Its: Managing Member

By:______________________________

Name: Max Munn

Title: President

PINNACLE BANK,

a California corporation

By:_____________________________________

Name: Kevin O’Hare

Title: President, Capital Finance Group

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